Exhibit 99.1

Helius Medical Technologies, Inc. Announces Pricing of $9.6 Million Underwritten Public Offering Priced At Market

NEWTOWN, Pa., January 28, 2021 (GLOBE NEWSWIRE) -- Helius Medical Technologies, Inc. (Nasdaq:HSDT) (TSX:HSM) (“Helius” or the “Company”), a neurotech company focused on neurological wellness, announced today announced the pricing of an underwritten public offering of units for gross proceeds of approximately $9.6 million prior to deducting underwriting discounts and commissions and offering expenses payable by Helius. The offering is comprised of 647,772 Units, priced at a public offering price of $14.82 per unit, with each unit consisting of one share of common stock and a warrant to purchase 0.5 shares of common stock at an exercise price of $16.302 per share that expires on the fifth anniversary of the date of issuance.

The securities comprising the units are immediately separable and will be issued separately. The closing of the offering is expected to take place on or about February 1, 2021, subject to the satisfaction or waiver of customary closing conditions.

Ladenburg Thalmann & Co. Inc. is acting as the sole bookrunning manager of the offering.

A total of 647,772 shares of common stock and warrants to purchase up to 323,886 shares of common stock will be issued in the offering. In addition, the Company has granted the underwriters a 45-day option to purchase up to 97,164 additional shares of common stock and additional warrants to purchase up to 48,582 shares of common stock, solely to cover over-allotments, if any, at the public offering price per share and per warrant, less the underwriting discounts and commissions.

The securities were offered pursuant to a registration statement on Form S-1 (File No. 333-251804), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on January 27, 2021 and an additional registration statement on Form S-1 (File No. 333-252495) filed pursuant to Rule 462(b), which became effective on January 27, 2021.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The offering is being made solely by means of a prospectus. A final prospectus relating to this offering will be filed by Helius with the SEC. When available, copies of the final prospectus can be obtained at the SEC’s website at www.sec.gov or from Ladenburg Thalmann & Co. Inc., Prospectus Department, 640 Fifth Avenue, 4th floor, New York, NY 10019 by email at prospectus@ladenburg.com.

About Helius Medical Technologies, Inc.

Helius Medical Technologies is a neurotech company focused on neurological wellness. The Company’s purpose is to develop, license and acquire unique and non-invasive platform technologies that amplify the brain’s ability to heal itself. The Company’s first commercial product is the Portable Neuromodulation Stimulator (PoNSTM). For more information, visit www.heliusmedical.com.

About the PoNS™ Device and PoNS Treatment™

The Portable Neuromodulation Stimulator (PoNS™) is authorized for sale in Canada as a class II, non-implantable, medical device intended as a short term treatment (14 weeks) of gait deficit due to symptoms from multiple sclerosis (MS), and chronic balance deficit due to mild-to-moderate traumatic brain injury

(mmTBI) and is to be used in conjunction with physical therapy. The PoNS™ is an investigational medical device in the United States, the European Union (“EU”), and Australia (“AUS”). The device is currently under review for de novo classification and clearance by the FDA. It is also under premarket review by the AUS Therapeutic Goods Administration. PoNS™ is currently not commercially available in the United States, the European Union or Australia.

Cautionary Disclaimer Statement:

Certain statements in this news release are not based on historical facts and constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws. All statements other than statements of historical fact included in this news release are forward-looking statements that involve risks and uncertainties. Forward-looking statements are often identified by terms such as “believe,” “continue,” “look forward,” “will,” “committed to” and similar expressions. Such forward-looking statements include, among others, statements regarding the Company’s anticipated closing of the underwritten public offering and anticipated use of proceeds therefrom.

There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those expressed or implied by such statements. Important factors that could cause actual results to differ materially from the Company’s expectations include the impact of the COVID-19 pandemic, the ability of the Company to close the offering, the Company’s need to raise additional capital to achieve its business objectives and other risks detailed from time to time in the filings made by the Company with securities regulators, and including the risks and uncertainties about the Company’s business described in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and its other filings with the United States Securities and Exchange Commission and the Canadian securities regulators, which can be obtained from either at www.sec.gov or www.sedar.com.

The reader is cautioned not to place undue reliance on any forward-looking statement. The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.

Investor Relations Contact:

Westwicke Partners on behalf of Helius Medical Technologies, Inc.
Mike Piccinino, CFA
443-213-0500
investorrelations@heliusmedical.com

The Toronto Stock Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.